Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Foster Harris
(385) 318-3718 (385) 350-8015
megan.manzari@myriad.com foster.harris@myriad.com

Myriad Genetics Reports Second Quarter Financial Results
Highlights:
•Revenue of $179.3 million for the quarter ended June 30, 2022
◦Excluding revenue from divested businesses, revenue increased 7% year-over-year and 9% sequentially from the first quarter of 2022
•Diluted GAAP earnings per share (EPS) of $(0.18) and adjusted EPS of $0.04 in the second quarter of 2022
•Fiscal year 2022 financial guidance updated to reflect additional $20 million investment in research and development, technology, and sales and marketing programs
•Ended the quarter with $283.6 million in cash, cash equivalents and investments

SALT LAKE CITY, August 4, 2022 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its second quarter ended June 30, 2022 and provided an update on business performance.

“We are pleased with our progress this quarter as we advance our strategic operating plan to drive long term growth and profitability. Our team continues to execute on a disciplined approach to growing our business while managing gross margins and operating expenses despite significant wage and supply chain inflationary pressures. We are particularly excited about the progress of our Mental Health business, as Myriad’s GeneSight® Psychotropic test quarterly volumes grew 39% year-over-year and 13% sequentially. We believe this momentum can be sustained as providers and payers digest the positive results of the PRIME Care study where both co-primary endpoints were achieved and remission rates for major depressive disorders showed significant improvement when clinicians had access to GeneSight test results," said Paul J. Diaz, president and CEO, Myriad Genetics.

Mr. Diaz went on to comment, "We also see continued stabilization and opportunities in the marketplace to grow our hereditary cancer and prenatal businesses and are excited about the growth we continue to see in our companion diagnostic business and our prostate cancer prognostic test - Prolaris. I want to thank the entire Myriad Genetics team and our provider partners for their continued efforts to serve our patients and execute on our transformation plan to enhance our product offerings, the experience of our customers and access for our patients."

Financial and Operational Highlights:
•Diagnostic test volumes of 260,000 in the second quarter of 2022 increased 9% year-over-year and 7% sequentially from the first quarter of 2022, excluding divested businesses. During the second quarter of 2022, the company's hereditary cancer volumes stabilized, down 4% year-over-year as compared to the first quarter of 2022 when volumes were down 12% year-over-year.
•The following table summarizes sequential and year-over-year quarterly volume changes in the company's core product categories:

	Three months ended
	June 30, 2022		March 31, 2022
	Sequential from first quarter 2022	Year-over-Year	Sequential from fourth quarter 2021	Year-over-Year
Product volumes:
Hereditary cancer	7%	(4)%	(10)%	(12)%
Prenatal	1%	(4)%	3%	(1)%
Pharmacogenomics	13%	39%	7%	49%
Tumor profiling	5%	7%	17%	12%
Total	7%	9%	2%	10%

•Overall, average selling price (ASP)1 in the second quarter of 2022 decreased 2% year-over-year and increased 2% sequentially, excluding divested businesses.
•Total revenue in the second quarter of 2022 was $179.3 million, an increase of 7% year-over-year and 9% sequentially, excluding the divested business revenue from Myriad RBM, Autoimmune and myPath Melanoma. Total revenue was negatively impacted by approximately $2.0 million in the quarter and $3.0 million year-to-date as a result of fluctuations in foreign exchange rates compared to the the prior year. Excluding divestitures, revenue for the six months ended June 30, 2022, increased 9% to $343.9 million compared to revenue for the six months ended June 30, 2021, which is in line with the company's long term revenue guidance of 9 to 12%.
•The following table summarizes year-over-year quarterly revenue changes in the company's core businesses by product category:

	Three months ended			Six months ended
(in millions)	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change
Product revenues:
Hereditary cancer	$79.4	$86.0	(8)%	$150.3	$162.1	(7)%
Prenatal	33.3	29.4	13%	65.2	53.1	23%
Pharmacogenomics	33.1	22.6	46%	62.4	40.2	55%
Tumor profiling	33.5	30.3	11%	66.0	61.5	7%
Total	$179.3	$168.3	7%	$343.9	$316.9	9%

1 Average selling price is calculated as total molecular diagnostics revenue divided by total molecular diagnostics test volume.

•GAAP gross margin in the second quarter of 2022 was 72.3%; adjusted gross margin in the quarter was 72.4%, which improved 30 basis points year-over-year.
•GAAP total operating expenses in the second quarter of 2022 were $147.4 million, decreasing $9.1 million year-over-year; adjusted operating expenses in the quarter increased $2.2 million year-over-year to $125.3 million.
•GAAP operating loss in the second quarter of 2022 was $17.8 million, improving $3.0 million year-over-year; adjusted operating income was $4.5 million, down $9.0 million year-over-year from $13.5 million.
•Diluted GAAP EPS in the second quarter of 2022 were $(0.18), decreasing $0.12 year-over-year; adjusted EPS were $0.04, decreasing $0.08 year-over-year from $0.12.
•Ended the second quarter of 2022 with $283.6 million in cash, cash equivalents and investments as compared to $339.2 million at the beginning of the quarter. The decrease of $55.6 million was driven primarily by a $48.0 million payment in connection with the settlement of the qui tam lawsuit filed in 2016. The company ended the quarter with no debt outstanding.

Business Performance and Highlights:

Oncology
The Myriad Genetics Oncology business provides hereditary cancer testing, including the MyRiskTM hereditary cancer test for patients who have cancer. It also provides tumor profiling products such as the myChoice® CDx companion diagnostic test, the Prolaris® prostate cancer test, and the EndoPredict® breast cancer prognostic test. The Oncology business delivered revenue of $76.1 million in the second quarter of 2022, a decrease of 3% year-over-year and an increase of 9% sequentially from the first quarter of 2022.
•Myriad Genetics recently launched Precise Oncology Solutions, which combines the company’s MyRisk germline cancer testing technology and its myChoice CDx companion diagnostic test with Precise Tumor, a tumor profiling test powered by Illumina, Inc.'s TruSightTM Oncology 500 (TSO500) assay and processed by Intermountain Precision Genomics.
•MyChoice CDx reported its highest quarterly volume level in the United States ever in the second quarter of 2022 with quarterly volumes up 63% year-over-year and 10% sequentially from the first quarter of 2022.
•Prolaris is a prostate cancer prognostic test designed to assess prostate cancer aggressiveness. The Oncology business achieved its highest quarterly Prolaris volumes in the second quarter of 2022, beating its previous quarterly volume record by 6%.

Women’s Health
The Myriad Genetics Women’s Health business serves women of all ancestries by assessing their risk of cancer and offers prenatal testing solutions for those who are pregnant or planning a family. The Women’s Health business delivered revenue of $70.1 million in the second quarter of 2022, an increase of 4% year-over-year and 7% sequentially from the first quarter of 2022.
•Hereditary Cancer
◦Myriad Genetics continues to address the health inequities and accessibility challenges that exist within the hereditary cancer testing market. Myriad Genetics' MyRisk hereditary cancer test with RiskScore® for all ancestries offers the first and only personalized 5-year and lifetime breast cancer risk assessment for all women, including those of non-European ancestry. RiskScore is available at no additional cost to women who take the MyRisk test.
•Prenatal
◦Myriad Genetics offers its Prequel® noninvasive prenatal screen (NIPS), including proprietary AMPLIFY™ technology, which significantly enhances the test's performance and works to reduce test failure rates so that patients may avoid unnecessary invasive procedures.
◦The company also offers its Foresight® carrier screen to provide critical genetic insights for patients of all ethnicities.

Mental Health
The Myriad Genetics Mental Health business consists of the GeneSight psychotropic test that covers 64 medications commonly prescribed for depression, anxiety, attention deficit hyperactivity disorder, and other psychiatric conditions. GeneSight helps physicians understand how genetic alterations impact patient response to antidepressants and other drugs. In the pharmacogenomics category, GeneSight recorded revenue of $33.1 million in the second quarter of 2022, an increase of 46% year-over-year and 13% sequentially from the first quarter of 2022.
•For the second quarter of 2022, the Mental Health business achieved its highest quarterly GeneSight volumes, beating its previous quarterly volume record by more than 10%.
•In July of 2022, the Journal of the American Medical Association published results from the PRIME Care study — the largest pharmacogenomics randomized controlled trial ever conducted in mental health. The study, funded and conducted by the U.S. Department of Veterans Affairs, achieved both of its co-primary endpoints and found that major depressive disorder remission rates were significantly improved when clinicians had access to GeneSight Psychotropic test results. The PRIME Care study further reinforces the body of evidence supporting the clinical utility of pharmacogenomics testing and the GeneSight test as important tools for medication selection in the treatment of major depressive disorder and other mental illnesses.

Key Accomplishments in the Quarter
Myriad Genetics saw additional developments in the second quarter of 2022 including:
•Myriad Genetics announced a partnership with Epic Systems Corporation (Epic), the industry leading healthcare software company, to integrate the company's full line of genetic testing solutions with Epic’s expansive network of 600,000 physicians and more than 250 million patients. We believe the partnership bolsters Myriad Genetics' growth plans of scaling customer-centric, tech-enabled commercial capabilities with over 600 electronic health record integrations this year.
•The company presented multiple studies and showcased Precise Oncology Solutions at the 2022 American Society of Clinical Oncology annual meeting, demonstrating the value of genetic testing in guiding and clarifying cancer treatment and risk assessment.
•Myriad Genetics was selected to participate in United Healthcare's Preferred Laboratory Network (PLN), effective July 1, 2022. The PLN consists of currently contracted independent, freestanding laboratory care providers that have met higher standards for access, cost, data, quality and service, based on a rigorous application and review process.
•The company announced an expansion of its strategic partnership with Intermountain Precision Genomics to add a new liquid biopsy therapy selection test to its growing oncology portfolio. The liquid biopsy test will use Illumina's TSO500 ctDNA assay and be processed by Intermountain Precision Genomics. The new Precise liquid biopsy offering is expected to be available in 2023.
•Myriad Genetics released its first environmental, social and governance report outlining actions taken to expand access to genetic testing, advance social justice, and increase environmental sustainability.

Financial Guidance
Below is a table summarizing Myriad Genetics' fiscal year 2022 financial guidance:

(in millions, except per share amounts)

Revenue
Updated	$670 - $700
Previous	$670 - $700
Change	No change
Gross Margin
Updated	70% - 72%
Previous	70% - 72%
Change	No change

	GAAP	Adjusted (Non-GAAP)
Operating Expenses
Updated	$585 - $595	$490 - $500
Previous	$556 - $566	$470 - $480
Change	Increase $29	Increase $20
Earnings (Loss) Per Share
Updated	$(1.10) - $(1.00)	$(0.10) - $0.00
Previous	$(0.90) - $(0.70)	$0.00 - $0.20
Change	Decrease $0.20 - $0.30	Decrease $0.10 - $0.20

Myriad Genetics' fiscal year 2022 non-GAAP guidance begins with the comparable GAAP financial measure and excludes the estimated impact of stock-based compensation expense of approximately $40.0 million, non-cash amortization associated with acquisitions of approximately $40.0 million and special items such as costs related to transformation initiatives of approximately $15.0 million. These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

The company reiterates its fiscal year 2022 revenue and gross margin guidance and updates its guidance for total operating expense and earnings per share. The company is increasing its fiscal year 2022 operating expense guidance by approximately $20.0 million. As a result of current market conditions, the company plans to make opportunistic incremental investments in research and development, technology and sales and marketing programs to access available market share and support its growth initiatives. Inclusive of these additional investments, Myriad's updated fiscal year 2022 total operating expense guidance reflects a 6% — 8% year-over-year increase from fiscal year 2021 total operating expense, excluding divested businesses. This increase remains in line with current inflationary trends and demonstrates strong cost management even as the company invests in additional commercial and innovation initiatives.

Myriad Genetics will host its 2022 Investor Day at the NASDAQ MarketSite in New York City on August 11, 2022. Investor Day presentations and Q&A will take place from 10:00 a.m. to 12:00 p.m. EDT. For those unable to attend in person, a webcast will be available at the investor site on www.myriad.com.

Conference Call and Webcast
A conference call will be held today, Thursday, August 4, 2022, at 4:30 p.m. EDT to discuss Myriad Genetics’ financial results and business developments for the second quarter 2022. The dial-in number for domestic callers is 1-800-918-9482. International callers may dial 1-212-231-2929. All callers will be asked to reference reservation number 22019815. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call and slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, Colaris AP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, myChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Precise, FirstGene, Health.Illuminated., RiskScore, Prolaris, GeneSight, and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners. © 2022 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited):

	Three months ended June 30,
(in millions)	2022					2021
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$36.8	$42.6	$—	$—	$79.4	$38.0	$48.0	$—	$—	$86.0	(8)%
Tumor Profiling	—	33.5	—	—	33.5	—	30.3	—	—	30.3	11%
Prenatal	33.3	—	—	—	33.3	29.4		—	—	29.4	13%
Pharmacogenomics	—	—	33.1	—	33.1	—	—	22.6	—	22.6	46%
Autoimmune	—	—	—	—	—	—	—	—	10.2	10.2	(100)%
Other	—	—	—	—	—	—	—	—	0.2	0.2	(100)%
Total molecular diagnostic	70.1	76.1	33.1	—	179.3	67.4	78.3	22.6	10.4	178.7	—%
Total pharma and clinical	—	—	—	—	—	—	—	—	10.7	10.7	(100)%
Total Revenue	$70.1	$76.1	$33.1	$—	$179.3	$67.4	$78.3	$22.6	$21.1	$189.4	(5)%

	Six months ended June 30,
(in millions)	2022					2021
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$70.3	$80.0	$—	$—	$150.3	$69.5	$92.6	$—	$—	$162.1	(7)%
Tumor Profiling	—	66.0	—	—	66.0	—	61.5	—	—	61.5	7%
Prenatal	65.2	—	—	—	65.2	53.1	—	—	—	53.1	23%
Pharmacogenomics	—	—	62.4	—	62.4	—	—	40.2	—	40.2	55%
Autoimmune	—	—	—	0.3	0.3	—	—	—	20.9	20.9	(99)%
Other	—	—	—	—	—	—	—	—	0.5	0.5	(100)%
Total molecular diagnostic	135.5	146.0	62.4	0.3	344.2	122.6	154.1	40.2	21.4	338.3	2%
Total pharma and clinical	—	—	—	—	—	—	—	—	24.2	24.2	(100)%
Total Revenue	$135.5	$146.0	$62.4	$0.3	$344.2	$122.6	$154.1	$40.2	$45.6	$362.5	(5)%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, EndoPredict
Prenatal – Foresight, Prequel
Pharmacogenomics – GeneSight
Autoimmune – Vectra
Other – myPath
Pharma and clinical – RBM, COVID-19 testing

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)
Molecular diagnostic testing	$179.3	$178.7	$344.2	$338.3
Pharmaceutical and clinical services	—	10.7	—	24.2
Total revenue	179.3	189.4	344.2	362.5
Costs and expenses:
Cost of molecular diagnostic testing	49.7	48.0	97.7	92.1
Cost of pharmaceutical and clinical services	—	5.7	—	11.9
Research and development expense	20.3	19.5	41.5	42.6
Selling, general, and administrative expense	127.1	135.2	237.7	281.6
Goodwill and long-lived asset impairment charges	—	1.8	10.7	1.8
Total costs and expenses	197.1	210.2	387.6	430.0
Operating loss	(17.8)	(20.8)	(43.4)	(67.5)
Other income (expense):
Interest income	0.4	0.2	0.5	0.4
Interest expense	(0.6)	(2.0)	(1.5)	(5.0)
Other	0.1	18.8	0.1	18.7
Total other income (expense), net	(0.1)	17.0	(0.9)	14.1
Loss before income tax	(17.9)	(3.8)	(44.3)	(53.4)
Income tax expense (benefit)	(3.8)	0.9	(9.7)	(9.2)
Net loss	$(14.1)	$(4.7)	$(34.6)	$(44.2)
Net loss attributable to non-controlling interest	—	—	—	—
Net loss attributable to Myriad Genetics, Inc. stockholders	$(14.1)	$(4.7)	$(34.6)	$(44.2)
Net loss per share:
Basic and diluted	$(0.18)	$(0.06)	$(0.43)	$(0.58)
Weighted average shares outstanding:
Basic and diluted	80.4	77.2	80.3	76.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share information)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$105.2	$258.4
Marketable investment securities	99.9	81.4
Trade accounts receivable	109.8	91.3
Inventory	15.4	15.3
Prepaid taxes	19.2	18.4
Prepaid expenses and other current assets	17.6	20.0
Total current assets	367.1	484.8
Operating lease right-of-use assets	82.9	81.8
Long-term marketable investment securities	78.5	59.0
Property, plant and equipment, net	52.8	43.5
Intangibles, net	382.3	404.1
Goodwill	237.8	239.2
Other assets	8.8	8.3
Total assets	$1,210.2	$1,320.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	21.7	29.6
Accrued liabilities	84.4	156.5
Current maturities of operating lease liabilities	13.3	13.0
Deferred revenues	0.3	5.2
Total current liabilities	119.7	204.3
Unrecognized tax benefits	27.7	27.9
Long-term deferred taxes	23.3	35.8
Noncurrent operating lease liabilities	87.4	79.3
Other long-term liabilities	4.7	5.6
Total liabilities	262.8	352.9
Commitments and contingencies
Stockholders’ equity:
Common stock, 80.6 million and 80.0 million shares outstanding at June 30, 2022 and December 31, 2021, respectively	0.8	0.8
Additional paid-in capital	1,244.3	1,226.3
Accumulated other comprehensive loss	(8.9)	(5.1)
Accumulated deficit	(288.8)	(254.2)
Total Myriad Genetics, Inc. stockholders’ equity	947.4	967.8
Non-controlling interest	—	—
Total stockholders' equity	947.4	967.8
Total liabilities and stockholders’ equity	$1,210.2	$1,320.7

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Six months ended June 30,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(34.6)	$(44.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25.9	35.3
Non-cash interest expense	0.4	0.8
Non-cash lease expense	5.7	6.8
Stock-based compensation expense	20.5	17.9
Deferred income taxes	(10.6)	(11.5)
Unrecognized tax benefits	(0.2)	0.4
Loss on inventory	—	6.6
Impairment of goodwill and long-lived assets	10.7	1.8
Gain on sale of assets	—	(32.4)
Changes in assets and liabilities:
Prepaid expenses and other current assets	2.3	(4.4)
Trade accounts receivable	(18.9)	(12.3)
Inventory	(0.1)	(0.8)
Prepaid taxes	(0.9)	89.8
Other assets	(1.0)	(2.7)
Accounts payable	(8.2)	8.1
Accrued liabilities	(82.9)	17.4
Deferred revenue	(4.9)	(9.2)
Net cash provided by (used in) operating activities	(96.8)	67.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13.0)	(11.6)
Proceeds from sale of assets	—	32.5
Purchases of marketable investment securities	(85.5)	(36.6)
Proceeds from maturities and sales of marketable investment securities	45.2	25.0
Net cash provided by (used in) investing activities	(53.3)	9.3
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under stock-based compensation plans	3.0	50.1
Payment of tax withheld for common stock issued under stock-based compensation plans	(5.3)	(0.6)
Payment of contingent consideration recognized at acquisition	—	(3.3)
Fees associated with refinancing of revolving credit facility	—	(1.2)
Repayment of revolving credit facility	—	(120.0)
Net cash used in financing activities	(2.3)	(75.0)
Effect of foreign exchange rates on cash and cash equivalents	(0.8)	(0.3)
Net increase (decrease) in cash and cash equivalents	(153.2)	1.4
Cash and cash equivalents at beginning of the period	258.4	117.0
Cash and cash equivalents at end of the period	$105.2	$118.4

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's fiscal year 2022 financial guidance, the anticipated continued growth in GeneSight volumes, the company’s growth plan to scale customer-centric, tech-enabled commercial capabilities with 600+ electronic health records integrations this year, and the addition of a new liquid biopsy therapy selection test to the company's suite of Precise Oncology Solutions, including that the test will use Illumina's TSO500 ctDNA assay and be processed by Intermountain Precision Genomics. These “forward-looking statements” are management’s expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. These risks include, but are not limited to: uncertainties associated with COVID-19, including its possible effects on the company’s operations and the demand for its products and services and the company’s ability to efficiently and flexibly manage its business; the risk that sales and profit margins of the company’s existing molecular diagnostic tests may decline or that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the company may be unable to develop or achieve commercial success for additional molecular diagnostic tests in a timely manner, or at all; the risk that the company may not successfully develop new markets for its molecular diagnostic tests, including the company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the company’s molecular diagnostic tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating and constructing the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s molecular diagnostic tests, or patents or enforcement, in the United States and foreign countries;

risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; risks related to the material weakness related to the company’s general information technology controls, including the impact thereof and the company's remediation plan, and the company's ability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future lawsuits, including product or professional liability claims; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 25, 2022, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The reported number of physicians and patients in Epic's network were provided by Epic.

Reconciliation of Revenue to Revenue Excluding Divested Businesses for the Three and Six Months ended June 30, 2022 and 2021
(unaudited data in millions, except per share amount)

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue Excluding Divested Businesses
Revenue	$179.3	$189.4	$344.2	$362.5
Myriad RBM Revenues	—	(10.3)	—	(21.2)
Autoimmune Revenues	—	(10.2)	(0.3)	(21.0)
COVID Testing Revenues	—	(0.4)	—	(2.9)
MyPath Revenues	—	(0.2)	—	(0.5)
Revenue Excluding Divested Businesses	$179.3	$168.3	$343.9	$316.9

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Six Months ended June 30, 2022 and 2021
(unaudited data in millions, except per share amount)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Adjusted Gross Margin
GAAP Gross Profit (1)	$129.6	$135.7	$246.5	$258.5
Equity compensation	0.2	0.3	0.5	0.6
Other adjustments	—	0.6	—	1.2
Adjusted Gross Profit	$129.8	$136.6	$247.0	$260.3
Adjusted Gross Margin	72.4%	72.1%	71.8%	71.8%
(1) Consists of total revenues less cost of molecular diagnostic testing and cost of pharmaceutical and clinical services from the Consolidated Statements of Operations.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Adjusted Operating Expenses
GAAP Operating Expenses (1)	$147.4	$156.5	$289.9	$326.0
Acquisition - amortization of intangible assets	(10.1)	(13.6)	(20.3)	(28.8)
Goodwill and long-lived asset impairment charges	—	(1.8)	(10.7)	(1.8)
Equity compensation	(9.9)	(8.6)	(19.7)	(17.3)
Transformation initiatives	(3.7)	(5.3)	(7.7)	(12.8)
Divestiture-related costs	—	(1.7)	—	(1.7)
Legal charges, net of insurance reimbursement	1.6	—	12.9	—
Other adjustments	—	(2.4)	0.9	(13.7)
Adjusted Operating Expenses	$125.3	$123.1	$245.3	$249.9
(1) Consists of research and development expense, selling, general, and administrative expense, and goodwill and long-lived asset impairment charges from the Consolidated Statements of Operations.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Adjusted Operating Income
GAAP Operating Loss	$(17.8)	$(20.8)	$(43.4)	$(67.5)
Acquisition - amortization of intangible assets	10.1	13.6	20.3	28.8
Goodwill and long-lived asset impairment charges	—	1.8	10.7	1.8
Equity compensation	10.1	8.9	20.2	17.9
Transformation initiatives	3.7	5.3	7.7	12.8
Divestiture-related costs	—	1.7	—	1.7
Legal charges, net of insurance reimbursement	(1.6)	—	(12.9)	—
Other adjustments	—	3.0	(0.9)	14.9
Adjusted Operating Income	$4.5	$13.5	$1.7	$10.4

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Adjusted Net Income (1)
GAAP Net Loss Attributable to Myriad Genetics, Inc. Stockholders	$(14.1)	$(4.7)	$(34.6)	$(44.2)
Acquisition - amortization of intangible assets	10.1	13.6	20.3	28.8
Goodwill and long-lived asset impairment charges	—	1.8	10.7	1.8
Equity compensation	10.1	8.9	20.2	17.9
Transformation initiatives	3.7	5.3	7.7	12.8
Gain on sale	—	(32.4)	—	(32.4)
Divestiture-related costs	—	15.6	—	15.6
Legal charges, net of insurance reimbursement	(1.6)	—	(12.9)	—
Other adjustments	—	3.0	(0.9)	14.9
Tax impact of non-GAAP adjustments	(4.7)	(1.6)	(9.8)	(10.5)
Adjusted Net Income	$3.5	$9.5	$0.7	$4.7
Weighted average shares outstanding:
Basic	80.4	77.2	80.3	76.6
Diluted	81.0	79.2	81.0	78.7
Adjusted Net Earnings Per Share
Basic	$0.04	$0.12	$0.01	$0.06
Diluted	$0.04	$0.12	$0.01	$0.06
(1) To determine Adjusted Net Earnings Per Share, or adjusted EPS.

Adjusted Free Cash Flow Reconciliation
for the Three Months and Six Months Ended June 30, 2022 and 2021
(unaudited data in millions)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cash flow from operations	$(50.3)	$(4.4)	$(96.8)	$67.4
Capital expenditures	(6.7)	(4.5)	(13.0)	(11.6)
Free cash flow	$(57.0)	$(8.9)	$(109.8)	$55.8
Transformation initiatives	3.7	5.3	7.7	12.4
Legal charges, net of insurance reimbursement	47.0	—	49.9	—
Other adjustments	—	3.0	—	3.2
Adjusted free cash flow[1]	$(6.3)	$(0.6)	$(52.2)	$71.4
(1) The Company has revised its Adjusted Free Cash Flow metric to exclude the tax impact, if any, associated with non-GAAP adjustments

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Transformation initiatives – transitory costs such as consulting and professional fees related to transformation initiatives.
•Gain on sale — gain recognized in our divestiture of the Myriad myPath, LLC laboratory.
•Divestiture-related costs — non-recurring costs associated with our divestiture of the Myriad myPath, LLC laboratory, Myriad RBM, Inc., and the Myriad Autoimmune business.
•Legal charges, net of insurance reimbursement – one-time legal expenses, net of insurance reimbursement.
•Other adjustments – other one-time non-recurring expenses including changes in the fair value of contingent consideration related to acquisitions from prior years for the three and six months ended June 30, 2022. For the three and six months ended June 30, 2021, the other one-time non-recurring expenses included expenses related to leadership transition, expenses related to non-recurring severance and retention agreements, non-recurring legal expenses and potential future consideration related to acquisitions from prior years.
•Tax impact associated with non-GAAP adjustments – tax expense/(benefit) due to non-GAAP adjustments and differences between stock compensation recorded for book purposes as compared to the allowable tax deductions and, for the three and six months ended June 30, 2021, the CARES Act legislation.